Exhibit 99.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Time Based)

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into by and between Fossil Group, Inc., a Delaware corporation (the “Company”), and [name] (the “Participant”) effective as of [date] (the “Date of Grant”). The Awarded Units (as defined below) are granted solely pursuant to this Agreement and not pursuant to the Fossil Group, Inc. 2024 Long-Term Incentive Plan (the “Plan”) or any other equity plan of the Company, provided, however, that any capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant to the Participant the Awarded Units as an inducement material to the Participant’s entry into employment with the Company within the meaning of Nasdaq Listing Rule 5635(c)(4), subject to the terms and conditions of this Agreement and the Plan (despite the Awarded Units not being granted under the Plan);

WHEREAS, the Compensation and Talent Management Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) has approved this grant of the Awarded Units (as defined below); and

WHEREAS, the Participant desires to have the opportunity to acquire shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon the vesting of the Awarded Units, subject to the terms and conditions of this Agreement and the Plan (despite the Awarded Units not being granted under the Plan), the terms of which are incorporated by reference herein in their entirety;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Grant of Restricted Stock Units. Effective as of the Date of Grant, the Company shall grant to the Participant an award of [number] Restricted Stock Units (the “Awarded Units”), which may be converted into the number of shares of Common Stock equal to the number of Restricted Stock Units, subject to the terms and conditions provided in the Plan and this Agreement. Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time. In accepting the award of the Awarded Units set forth in this Agreement, the Participant accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

2.	Definitions. For purposes of this Agreement, the following terms, if applicable, have the meanings indicated below:

(a)	“Cause” has the meaning set forth in the Severance Agreement, if and to the extent such term is included therein.

(b)	“Good Reason” has the meaning set forth in the Severance Agreement, if and to the extent such term is included therein.

(c)

“Severance Agreement” means a written agreement by and between the Company and the Participant under which the Participant may be eligible to receive severance benefits from the Company pursuant to the terms and conditions contained therein.

3.	Vesting; Conversion. Subject to the provisions hereof and the provisions of the Plan, the Awarded Units will vest and become exercisable as follows:

(a)

Generally. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall vest as follows (each a “Vesting Date”): 1/3 of the Awarded Units shall vest on each of the first, second and third anniversaries of the Date of Grant; provided that the Participant has not incurred a Termination of Service prior to the applicable Vesting Date. If the Participant incurs a Termination of Service prior to a Vesting Date then, except as otherwise specified in subsections (b) or (c) below, all unvested Awarded Units shall be forfeited and automatically cancelled for no consideration. Upon such forfeiture, all of the Participant’s rights with respect to the forfeited unvested Awarded Units shall cease and terminate, without any further obligations on the part of the Company.

(b)

Termination without Cause or by Participant for Good Reason. Notwithstanding Section 3(a), if the Participant incurs a Termination of Service by the Company without Cause or by the Participant for Good Reason, then all Awarded Units shall immediately become fully vested on the date of such Termination of Service by the Company without Cause or by the Participant for Good Reason (and such termination date shall be a Vesting Date for purposes of this Agreement).

(c)

Death. Notwithstanding the vesting conditions set forth in this Section 3, all of the Awarded Units shall vest upon the death of the Participant, and such date shall be a Vesting Date for purposes of this Award.

Upon each Vesting Date, the Company shall convert each vested Awarded Unit into a share of Common Stock for each vested Awarded Unit, which shall be electronically registered by the Company in the name of the Participant as promptly as practicable following the applicable Vesting Date.

4.

Termination in Event of Nonemployment. Except as provided in Section 3 of the Agreement, in the event that the Participant ceases to be employed by the Company or any of its Subsidiaries before a Vesting Date for any reason other than death, by the Company without Cause or by the Participant for Good Reason, the unvested Awarded Units granted pursuant to this Agreement shall be forfeited.

5.

Common Stock Issuance. Except as provided in Section 4 of this Agreement, any shares of Common Stock issued upon conversion of Awarded Units shall be electronically registered in the Participant’s name as of (or as promptly as practicable after) each Vesting Date. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, the Participant requests delivery of the certificate or certificates by submitting a written request to the General Counsel requesting deliver of the certificates. Except as otherwise provided herein, the Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request. Upon registration (or issuance) of any shares hereunder, the Participant may be required to enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws. Notwithstanding the foregoing, to the extent (i) the Participant is deemed as of his or her Termination of Service to be a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) on the Termination of Service the Company is publicly traded (as defined in Section 409A of the Code), then, to the extent required by Section 409A of the Code, no Awarded Unit shall vest, or be converted into shares of Common Stock, until the earlier of (x) the first day of the seventh month following the Participant’s Termination of Service or (y) the date of the Participant’s death following such Termination of Service. Upon the expiration of the applicable deferral period, any Awarded Units which would have otherwise been converted during that period (whether in a single sum or in installments) shall be converted in accordance with Section 3 above and issued to the Participant or the Participant’s beneficiary in one lump sum.

6.

Capital Adjustments and Reorganizations. The existence of the Awarded Units shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding. The number of Awarded Units shall be subject to adjustment in accordance with Article 12-14 of the Plan.

7.	No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock.

8.

Not an Employment Agreement. This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or service relationship between the Participant and the Company or guarantee the right to continue in the employment of the Company or a Subsidiary for any specified term or limit the Company’s authority to terminate the Participant’s employment.

9.

Limit of Liability. Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential, or special damages (including lost profits or taxes) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan, this Agreement, or the Awarded Units.

10.

Notices. Any notice, instruction, authorization, request, or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, telegram, telex, telecopy, or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to the Participant at the Participant’s residential address as shown in the records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

11.

Amendment. This Agreement may be amended only by a writing executed by the Company and the Participant which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affecting the rights of the Participant hereunder may be made without the Participant’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Awarded Units or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in Applicable Laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Awarded Units which are then subject to restrictions as provided herein.

12.

Recoupment. In accordance with Section 6.13 of the Plan, the Company may recoup all or any portion of any shares or cash paid to the Participant in connection with this Agreement, in accordance with the requirements of any clawback or recoupment policy of the Company, including, without limitation, the Compensation Recovery Policy, as may be amended from time to time, as may be in effect at the time of the determination, which policy is incorporated herein by reference.

13.

Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to first honor the intent of this Agreement and the Plan.

14.	Governing Law. The grant of the Awarded Units and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, as provided in the Plan.

15.

Assignability. Until the Awarded Units are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Any attempt to do so contrary to the provisions hereof shall be null and void. No assignment of the Awarded Units herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such documents and evidence as the Company may deem necessary to establish the validity of the assignment and the acceptance by the assignee or assignees of the terms and conditions hereof.

16.

No Stockholder Rights. The Participant shall have no rights as a stockholder of the Company with respect to the Awarded Units unless and until shares of Common Stock shall have been issued by the Company to the Participant. Until such time, the Participant shall not be entitled to dividends or distributions in respect of any shares or to vote such shares on any matter submitted to the stockholders of the Company. In addition, except as to adjustments that may from time to time be made in accordance with the Plan, no adjustment shall be made or required to be made in respect of dividends (ordinary or extraordinary, whether in cash, securities or any other property) or distributions paid or made by the Company or any other rights granted in respect of any shares for which the record date for such payment, distribution or grant is prior to the date upon which such shares shall have been issued by the Company.

17.

Notices and Electronic Delivery. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail unless the Company, in its sole discretion, decides to deliver any documents relating to the Agreement by electronic means. The Participant hereby consents to receive such documents by electronic delivery through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. All notices by the Participant hereunder shall be directed to Fossil Group, Inc., Attention: Secretary, at the Company’s then current address unless the Company, in writing or electronically, directs the Participant otherwise. Any notice given by the Company to the Participant directed to the Participant at his or her address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Participant shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Participant’s rights or privileges hereunder.

18.

General Restrictions. This Agreement is subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (b) the consent or approval of any government regulatory body; or (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

19.	Miscellaneous. This Agreement is subject to all of the provisions of the Plan (despite the Awarded Units not being granted under the Plan), including amendments to the Plan, if any.

20.

Section 409A of the Code. This Agreement is intended to be compliant with the requirements of Section 409A of the Code and the parties agree to interpret this Agreement at all times in accordance with such intent. Without limiting the generality of the foregoing, the term “termination of employment” or any similar term under the Agreement will be interpreted to mean a “separation from service” within the meaning of Section 409A of the Code to the extent necessary to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations, warranties, or guarantees regarding the tax treatment of this Agreement under Section 409A of the Code or otherwise, and has advised the Participant to obtain his or her own tax advisor regarding this Agreement.

21.

Tax Withholding. The Participant shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in connection with the award or settlement of the Awarded Units. Alternatively, the Company may, at its sole election, (i) withhold the required amounts from the Participant’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, or (ii) withhold a number of shares of Common Stock (or equivalent cash value) otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Participant’s estimated total federal, state, and local tax obligations associated with vesting or settlement of the Awarded Units. The Company shall not deliver any of the shares of Common Stock until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made.

22.

Acceptance. The Participant, by his or her acceptance of the Awarded Units, agrees to be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of the Plan.

23.

Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statement, inducements or representation(s) that may have been made, oral or written regarding the subject matter of this Agreement. The Participant represents that the Participant relied solely and only on the Participant’s own judgment in making the decision to enter into this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf.

FOSSIL GROUP, INC.

By:
Name:
Title:

Date:

PARTICIPANT

By:
Name:

Date: